Exhibit 10.15

LEASE AGREEMENT

This Agreement is made on January 11,2018.

BETWEEN LTD Realty Investment, IV, LP,

Located at P.O. Box 547, Manahawkin, NJ 08050 in the County of Ocean and State of New Jersey, herein designated as the "LANDLORD"

AND, SPECIALTY SYSTEMS, Inc.

Located at 1451 Route 37 West, Toms River, NJ, in the County of Ocean and State of New Jersey, herein designated as the “TENANT";

1.          Premises. The landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

1451 Route 37 West, Toms River, New Jersey, 8,015 sq. ft as per attached architectural blueprint.

2.          Term. The term of this lease is for (5) Year commencing on February 1, 2018 and ending on January 31, 2023. Tenants shall cease to owe any rents on its current lease at 1451 Route 37 West in Toms River, NJ on January 31, 2018

3.           Use: Office/Computer facility. The Premises are to be used and occupied for no other purpose than an engineering /computing consulting office and computer integration facility.

4          Total Rents. Tenant agrees to pay to the Landlord as and for rent for the demised premises, the sum of $100,187.50 per annum during the term of the term of the lease, payable in equal monthly installments of $8,348.96 due on the first day of each and every month in advance. This is base rent only.

5          Base Rent. The base annual rent for Year 1 through 5, to be paid as follows:

$8,348.96 per month, due on the 1st day of each month. The Tenant must pay a late charge of $150.00 as additional rent for each payment that is more than 10 day late. This late charge is due with the monthly rent payment. The Tenant must also pay a fee of $50.00 as additional rent for any dishonored check.

6.          Property Taxes. The Tenant's share for 2017 Property taxes on this unit is 17.2% of the building and will be recomputed annually.

7.          Common Area Charges. $200.00 per month

8.           Total monthly charge Total monthly charge for 2017 is $10,020.97.

9.          Liability Insurance. The Tenant, at Tenant's own cost and expense, will obtain or provide and keep in full force for the benefit of the Landlord, during the term hereof, general public liability insurance, insuring the Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Premises of injuries to any persons for limits of not less than $1,000,000.00 for property damage, $500,000 for injuries to one person and $2,000,000.00 for injuries to more than one person, in any one accident or occurrence. The insurance policies will be with companies authorized to do business in this State and will be delivered to the Landlord, together with proof of payment, not less than fifteen (15) days prior to the commencement of the term hereof or of the date when the Tenant enters in possession, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant will deliver a renewal or replacement policy with proof of the payment of the premium therefore.

10.         Plate Glass insurance. Tenant at its own cost and expense, will obtain or provide, and keep in full force the benefit of the Landlord, during the term hereof, plate glass insurance, insuring against any and all damage caused by the Tenant to the plate glass windows contained within the unit premises. The insurance policies will be with companies authorized to do business in this State and will be delivered to the Landlord, together with proof of payment, not less than fifteen (15) days prior to the commencement of the term hereof or of the date when the Tenant enters in possession, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant will deliver a renewal or replacement policy with proof of the payment of the premium therefore.

11.         Security. The Tenant has/will deposit with the Landlord the sum of $6,750.00 as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum will be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant and the Tenant will on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant will run with the reversion and title to the Premises whether any change in ownership thereof is by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings or the exercise of a right of taking or entry by any mortgagee. The Landlord will assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to the Premises, in which case the assignee will become liable for the repayment thereof as herein provided and the assignor will be released from all liability to return such security. This provision shall be applicable to every change in title and does not permit the Landlord to retain the security after termination of the Landlord’s ownership. The Tenant will not mortgage, encumber or assign said security without the written consent of the Landlord.

12.         Repairs and Care. The Tenant has examined the premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the premises and will at the Tenant’s own cost and expense, make all repairs including painting and decorating and will maintain the Premises in good condition and state of repair and at the end or other expiration of the term hereof, will deliver up the rented Premises in good order and condition, except for reasonable wear and tear and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but will keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice. Landlord shall be responsible and pay for all capital costs and repairs including, exterior walls, roof and HVAC systems (except in the case of tenant’s lack of maintenance on HVAC systems). Landlord shall be responsible to ensure compliance, at Landlord's cost with ADA or other State or Federal agencies.

13.         HVAC Inspections. Landlord agrees that the HVAC system will be a fully operational system compliant with all State and local requirements. It is the responsibility of the Tenant to maintain and have serviced on a regular basis the heating and air conditioning system. All tenants are to obtain annual service agreements from a heating and air conditioning contractor for the HVAC units, a copy of which must be sent to the Landlord. Any repairs and/or replacement of the HVAC if due to lack of maintenance will be charged to the tenant.

14.         Compliance with Law etc. The Tenant will promptly comply with all laws, ordinances, rules, regulations requirements and directives of all Governmental or Public Authorities and of all their subdivisions, applicable to and affecting the premises or the use and occupancy of the Premises. Tenant will promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said Premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant’s own cost and expense.

15.         Assignment The Tenant will not assign, mortgage or hypothecate this lease, nor sublet or sublease the Premises or any part thereof without the Landlord's written consent.

16.         Fire and Other Casualty. If there is a fire or other casualty, the Tenant will give immediate notice to the Landlord. If the Premises are partially damaged by fire, the elements or other casualty, the Landlord will repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder will not cease. If, in the opinion of the Township Fire Department the premises are rendered untenantable, then the rent, property taxes and CAM will cease. However, if the premises are destroyed or damaged such that repairs cannot be completed in 120 days, then the rent, property taxes and CAM will cease until such time as the primises are made tenantable by the landlord.. However, if the Premises are totally destroyed or so extensively and substantially damaged (50% or more and cannot be fully repaired within 120 days) then the rent will be paid up to the time of such destruction and the lease will come to an end. In no event however, will the provisions of the preceding three sentences become effective or be applicable, if the fire or other casualty and damage are the result of carelessness, negligence or improper conduct of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants assignees or successors. In such case, the Tenant’s liability for the payment of the rent and the performance of all the covenant, conditions and terms hereof on the Tenant's part to be performed will continue and the Tenant will be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant was insured against any of the risks herein covered, then the proceeds of such insurance will be paid over the Landlord to the extent of the Landlord’s costs and expenses to make the repairs hereunder and such insurance carriers will have no recourse against the Landlord for reimbursement.

17.         Alterations and/or Improvements. No alterations, additions or improvements will be made and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, may be installed in or attached to the Premises, without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems when made, installed in or attached to the said Premises, will belong to and becomes the property of the Landlord and shall be surrendered with the Premises and as part thereof upon the expiration or sooner termination of this lease without hindrance, molestation or injury.

18.         Inspection and Repair. The Tenant agrees that the Landlord and the Landlord’s agents, employees or other representatives, will have the right to enter into and upon the Premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. The preceding sentence will not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

19.         Right to Exhibit The Tenant agrees to permit the Landlord and the Landlord’s agents, employees or other representatives to show the premises to persons wishing to rent or purchase the same and Tenant agrees that during the 6 months preceding the expiration of the term hereof, the Landlord or the Landlord’s agents employees or other representatives shall have the right to place notices on the front of said premises or any part thereof, offering the Premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation. The Tenant will also permit the Landlord and the Landlord's agents, employees or other representatives to show the premises to prospective mortgagees of the premises and the land and improvements of which the premises are a part upon reasonable notice during business hours.

20.         Glass or other Damage and Repairs.          In case of the destruction of or any damage to the glass in the Premises, or the destruction of or damage of any kind whatsoever to the Premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant’s agents, employees, guests, licenses, invitees, subtenants, assignees or successors, the Tenant will repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense.

21.         Signs.          The Tenant may not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the Premises except as may be consented to by the Landlord in writing. The Landlord or the Landlord's agents, employees or representatives may remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Premises or any part thereof but such signs will be replaced at the Landlord’s expense when the said repairs, alterations or improvements are completed. Any signs permitted by the Landlord shall at all times conform to all municipal ordinances or other laws and regulations applicable thereto.

22.         Non-Liability of Landlord.         The Landlord will not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roofs, drains leaders gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or any other Tenant's agents, employees, guests, licenses, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure. The landlord will be liable, however, for tenant losses due to landlords own negligence.

23.         Mortgage Priority.          This lease shall not be a lien against the Premises with respect to any mortgages that may hereafter be placed upon said premises. Such mortgage or mortgages will have preference and be superior and prior in lien to this lease, irrespective of the date of recording. The Tenant will execute any instruments without cost, which may be deemed necessary to further effect the subordination of this lease to any such mortgages. A refusal by the Tenant to execute such instruments within fifteen (15) days of receipt is a default under this Lease.

24.         Increase of Insurance Rates.          If for any reason it is impossible to obtain fire and other hazard insurance on the buildings and improvements on the Premises, in an amount and in the form and from insurance companies acceptable to the Landlord, the Landlord may, if it so elects at any time thereafter, terminate this lease upon giving the Tenant fifteen (15) days notice in writing of the Landlord's intention to do so. Upon the giving of such notice, this lease will terminate as of the date specified in the notice. If as a result of the use to which the Premises are put by the Tenant or character of or the manner in which the Tenant’s business is carried on the insurance rates for fire and other hazards increase, the Tenant will, upon demand, pay to the Landlord, as additional rent, the amounts by which the premiums for such insurance are increased. If, as a result of the use to which the premises are put by another tenant, insurance premiums increase, the tenant will not be obligated to share payment of the increase with the landlord as part of the CAM.

25.         Utilities.          The Tenant will pay when due all the rents or charges for water, electric, gas and/or other utilities used by the Tenant, which are or may be assessed or imposed upon the Premises or charged to the Landlord rather then the Tenant, by the suppliers thereof during the term hereof. Tenant further agrees that where possible it will simultaneously with the execution of this lease place the electricity, gas and other utilities in it’s name and pay the bills for same directly to the utility company.

26.         Condemnation Eminent Domain.          If any portion of the Premises leased herein, or if which the Premises are a part is taken under eminent domain or condemnation proceedings, or actions, the Landlord grants an option to purchase and/or sells and conveys the Premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and Premises or any portion thereof, then this lease, at the option of the Landlord, will terminate, and the term hereof will end as of such date as the Landlord fixes by notice in writing. The Tenant will have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant will execute and deliver any proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. The Tenant will vacate the Premises and remove all of it’s personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord. Failure by the Tenant to comply with any provisions in this clause will require the Tenant to pay to landlord such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant’s breach hereof.

27.          Events of Default; Remedies upon Tenant’s Default. The following are “Events of Default" under this Lease: (a) a default by the Tenant in the payment of rent, or any additional rent when due; (b) a default by the Tenant in the performance of any of the other covenants or conditions of this Lease, which the Tenant does not cure within 14 days after the Landlord gives the Tenant written notice of such default; (c) the death of the Tenant (if the Tenant is an individual); (d) the liquidation or dissolution of the Tenant (if the Tenant is an entity); (e) the filing by the Tenant of a bankruptcy, insolvency or receivership proceeding; (f) the filing of a bankruptcy, insolvency or receivership proceeding against the Tenant which is not dismissed within 60 days after the filing thereof; (g) the appointment of, or the consent by the Tenant to the appointment of a custodian, receiver, trustee, or liquidator of all or a substantial part of the Tenant’s assets; (h) the making by the Tenant of an assignment for the benefit of creditors or an agreement of composition; (i) if the Premises are vacant for over sixty (60) days; (j) the eviction of the Tenant; or (k) if this Lease, the Premises or the Tenant's interest in the Premises passes to another by virtue of operation of law as a result of a writ of execution, levy or judicial or foreclosure sale. If an Event of Default occurs, any and all expenses of the landlord including but not limited to legal fees shall be the responsibility of the tenant and shall be deemed to be additional rent. The Landlord, in addition to any other remedies contained in this Lease or as may be permitted by law, may either by force or otherwise, without being liable for prosecution or for damages, re-enter, possess and enjoy the Premises. The Landlord may then re-let the Premises and receive the rents therefore and apply the same to the payment of expenses in re-letting, including but not limited to reasonable attorney fees and any other costs as the Landlord may have incurred in re-entering and repossessing the Premises and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant will remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

28.         Termination on Default. The landlord may, at any time after an event of default occurs, terminate this Lease upon giving the Tenant five (5) days notice in writing of the Landlord’s intention to do so. Upon giving such notice, this Lease and the term h hereof will end on the date fixed in such notice as if such date was the date originally fixed in this lease for the expiration hereof; and the Landlord will have the right to remove all persons, goods, fixtures and chattels from the Premises, by force or otherwise, without liability for damage.

29.         Termination for Business Downturn. If at any point after the second full year of the lease, it becomes the case where tenants Joint Base McGuire-Dix- Lakehurst re-compete contract is not awarded to tenant or the work is required to be performed at another Defense Department facility or the tenant contract is cancelled at Joint Base Mcguire-Dix-Lakehurst, Tenant shall only be responsible to pay a sum equal to six (6) month's rent, taxes and CAM from date of notice and no other costs, rents, fees or penalties shall be imposed by the Landlord.

30.         Removal of Tenant’s Property. Any equipment, fixtures, goods or other property of the Tenant that are not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, will be considered as abandoned and the Landlord will have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and will not be accountable to the Tenant for any part of the proceeds of such sale, if any.

31.         Reimbursement of Landlord. If the Tenant fails or refuses to comply with any conditions of this lease, the Landlord may carry out and perform such conditions at the cost and expense of the Tenant, which cost and expense will be payable on demand as additional rent to the Landlord. This remedy will be in addition to such other remedies as the Landlord may have by reason of the breach by the Tenant of any of the terms and conditions of this lease.

32.         Non-Performance by Landlord. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

33.         Validity of Lease. The terms, conditions, covenants and provisions of this lease will be deemed to be severable. If any clause or provision herein contained is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions will remain in full force and effect.

34.         Non-Waiver by Landlord. The various rights, remedies, options and elections of the Landlord, under this lease, are cumulative. The failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, will not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options elections or remedies, but the same shall continue in full force and effect.

35.         Notices. All notices required under the terms of this lease will be given and will be complete by mailing such notices by certified or registered mail, return receipt requested, or by hand delivery, fax or overnight delivery service to the address of the parties as shown at the beginning of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

36.         Title and Quiet Enjoyment. The Landlord covenants and represents that the Landlord is the owner of the Premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, will and may peaceably and quietly have, hold and enjoy the leased Premises for the term aforementioned.

37.         Entire Contract. This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the leasing of the Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant

38.         Conformity with Laws and Regulations. The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the clause to the provisions of the statutes or the regulations of any governmental agency as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

39.         Number and Gender. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instruments may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

40.         Real Estate Taxes. Tenant shall be responsible for payment of his proportionate share of real estate taxes assessed by the Township of Toms River on the land and building on which the leasehold is located. Said taxes shall be billed to Tenant monthly and paid as additional rent on the 1st of each and ever month. The charges to Tenant will be 17.2% of total as referenced in paragraph 6.

41.         Payment by Automatic Transfer. Only in the event of failure of the tenant to pay rent for 30 days or more and upon not less than thirty (30) days prior notice to Tenant, require Tenant to execute and deliver any documents, instruments, authorizations, or certificates required by Landlord to give effect to an automated debiting system, whereby any or all payments by tenant (as designated from time to time by Landlord) of whatsoever nature required or contemplated by this Lease shall be debited monthly or from time to time, as determined by Landlord from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord’s bank accounts that Landlord shall designate from time to time. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds tin Tenant’s bank account or any charges imposed on the Landlord. In the event Tenant elects to designate a different bank or financial institution from which any Rent, additional Rent, or other charges under the Lease are automatically debited, notification of such charge and the required documents, instruments, authorizations, or certificates specified above must be received by the Landlord no later than thirty (30) days prior to the date such change is to.

42.         Tenant shall maintain in good condition and repair the interior of the premises and signage at tenants own cost and expense. Tenant shall take good care of premises and fixture therein and at its sole cost and expense make any repairs thereto and when needed to preserve in good workin order and condition. Landlord shall maintain the exterior of the building and all common areas including sidewalks, lighting, parking areas and snow removel. Tenant is only responsible for repairs necessitated by damage caused by the tenant and for the removal of snow on the sidewalk that provides an access point from the parking lot to the front door of the leased space during working hours.

43.         All tenants MUST notify the Landlord of Lease renewal or of vacating of the premises SIXTY (60) days prior to the end of the Lease, except as set forth in clause 29.

44.         IF THE TENANT IS SUCCESSFUL IN ANY ACTION OR SUMMARY PROCEEDING ARISING OUT OF THIS LEASE, THE TENNANT SHALL RECOVER ATTORNEY’S FEES [AND] OR EXPENSES OR BOTH FROM THE LANDLORD TO THE SAME EXTENT THE LANDLORD IS ENTITLED TO RECOVER ATTORNEY’S FEES OR EXPENSES, OR BOTH AS PROVIDED IN THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

Witnessed or Attested by:	LTD Realty Investment, IV, LP

/s/ David C. Wintrode
	By:	Landlord,
David C. Wintrode

/s/ Emil A. Kaunitz
	By:	Tenant, Emil A. Kaunitz, President Specialty Systems, Inc.